SUB-ITEM 77Q1: Exhibits

(a) Copies of any material amendments to the registrant’s charter or by-laws

Articles Supplementary dated June 28, 2013 was previously filed with the SEC as exhibit a.(xvi) to Post-Effective Amendment No. 121 to the Registrant's Registration Statement on Form N-1A filed with the SEC on December 20, 2013 (SEC Accession No. 0001104659-13-091270) and incorporated herein by reference.

Articles Supplementary dated August 7, 2013 was previously filed with the SEC as exhibit a.(xvii) to Post-Effective Amendment No. 121 to the Registrant's Registration Statement on Form N-1A filed with the SEC on December 20, 2013 (SEC Accession No. 0001104659-13-091270) and incorporated herein by reference.